Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Jade Biosciences, Inc. of our report dated March 6, 2026 relating to the financial statements of Jade Biosciences, Inc., which appears in the Prospectus Supplement of Jade Biosciences, Inc. dated March 6, 2026, which forms a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2026